SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the
                                        Commission Only (as permitted by
                                        Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         FINANCIAL FEDERAL CORPORATION
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

     FINANCIAL FEDERAL
     CORPORATION


     Notice of Annual
     Meeting of Stockholders
     and Proxy Statement
















                              Tuesday, December 9, 2003
                              at 10:00 a.m. Eastern Time
                              270 Park Avenue, 11th Floor
                              New York, New York 10017

                     FINANCIAL FEDERAL CORPORATION
                      733 THIRD AVENUE, 7TH FLOOR
                       NEW YORK, NEW YORK 10017
                              -----------

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TUESDAY, DECEMBER 9, 2003
                              10:00 a.m.
                              -----------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting") of Financial Federal Corporation, a Nevada corporation (the "Company"), will be held at 270 Park Avenue, 11th Floor, New York, New York 10017 on Tuesday, December 9, 2003, at 10:00 a.m. Eastern Time, for the following purposes:

      (1) Electing six directors to serve until the next annual meeting of stockholders;

      (2) Ratifying the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending July 31, 2004; and

      (3) Transacting such other business as may properly come before the Annual Meeting.

      The Board of Directors of the Company has fixed the close of business on October 22, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual
Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any valid purpose related to the Annual Meeting at the office of Financial Federal Corporation, 733 Third Avenue, 7th Floor, New York, New York 10017 for the ten days prior to the Annual Meeting. The list will also be available during the Annual Meeting for inspection by any stockholder present at the Meeting. We are enclosing a copy of the Company's Annual Report to Stockholders for the fiscal year ended July 31, 2003.

      All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed reply envelope.


                                   FINANCIAL FEDERAL CORPORATION



                                   Troy H. Geisser
                                   Secretary



November 5, 2003
New York, New York


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE
ENCLOSED  ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF  MAILED  IN  THE
UNITED STATES.

                       FINANCIAL FEDERAL CORPORATION
                        733 THIRD AVENUE, 7TH FLOOR
                         NEW YORK, NEW YORK 10017
                               ------------

            PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON DECEMBER 9, 2003
                               ------------

      This Proxy Statement and the accompanying form of proxy are solicited by the Board of Directors (the "Board of Directors" or the "Board") of Financial Federal Corporation, a Nevada corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held at 270 Park Avenue, 11th Floor, New York, New York 10017 on December 9, 2003 and at any postponements or adjournments thereof.

      Shares represented by properly executed proxies, that are received in time and not revoked, will be voted at the Meeting in the manner described in the proxies. A stockholder may revoke his proxy at any time prior to its exercise by notice in writing to the Secretary of the Company indicating that his/her proxy is revoked, by submitting another proxy with a later date or by attending the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring a letter from the broker, bank or other nominee confirming such stockholder's beneficial ownership of shares.

      At the Meeting, the Company's stockholders will be asked (i) to elect the Board of Directors to serve until the next annual meeting of stockholders; (ii) to ratify the appointment of KPMG LLP ("KPMG") as the Company's independent public accountants for the fiscal year ending July 31, 2004; and (iii) to take such other action as may properly come before the Meeting. Each proposal is described in more detail in this Proxy Statement.

      The approximate date on which this Proxy Statement and accompanying form of proxy are first being sent or given to stockholders is November 5, 2003. Holders of the Company's common stock, par value $.50 per share (the "Common Stock"), as of the record date, the close of business on October 22, 2003, are entitled to vote at the Meeting. As of October 22, 2003, the Company had 18,617,344 shares of Common Stock outstanding and had no preferred stock, par value $1.00 per share, outstanding.

      Each share of Common Stock entitles the holder thereof on the record date to one vote on matters to be considered at the Meeting. The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. A broker non-vote is when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

      Unless contrary instructions are indicated on the proxy, shares represented by each properly executed and returned proxy card (and not revoked before they are voted) will be voted "FOR" the election of the nominees for directors named below, "FOR" the ratification of the appointment of KPMG as independent public accountants for the fiscal year ending July 31, 2004 and by the proxies in their discretion on any other matters to properly come before the Meeting, or any postponement or adjournment thereof. If a stockholder specifies a different choice on the proxy, such stockholder's shares of Common Stock will be voted in accordance with the specification so made.

      The entire expense of this proxy solicitation will be borne by the Company. Solicitation will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company without any additional remuneration and at minimal cost. Management may also request banks, brokerage houses, custodians, nominees and fiduciaries to obtain authorization for the execution of proxies and may reimburse them for expenses incurred by them in connection therewith. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies, at an estimated cost of $1,000 plus other reasonable expenses.

                       SECURITY OWNERSHIP OF CERTAIN
                     BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, to the knowledge of the Company, information regarding the ownership of Common Stock by (i) each person who may be deemed to be the beneficial owner of more than 5% of the Common Stock outstanding as of October 22, 2003 or such other date as may be noted below, (ii) each director and each nominee for election as a director,
(iii)  each executive officer named in the Summary Compensation Table,  and
(iv) all directors and executive officers of the Company as a group. There were 18,617,344 shares of Common Stock outstanding as of October 22, 2003.

                                            Number of Shares     Percent of
Name and Address of Beneficial Owner 1    Beneficially Owned 2   Ownership
--------------------------------------    --------------------   ----------

Waddell & Reed Financial Services 3             1,804,275            9.7
    6300 Lamar Avenue
    Shawnee Mission, KS 66201
Westcap Investors LLC 3                         1,800,337            9.7
    1111 Santa Monica Blvd., Suite 820
    Los Angeles, CA 90025
Kayne Anderson Rudnick Investment
Management, LLC 3                               1,531,023            8.2
    1800 Avenue of the Stars
    Los Angeles, CA 90067
Franklin Resources, Inc. 3                      1,182,070            6.3
    One Franklin Parkway
    San Mateo, CA 94403
M. A. Weatherbie & Co., Inc. 3                  1,045,178            5.6
    265 Franklin Street
    Boston, MA 02110
Transamerica Investment Management LLC 3          958,219            5.1
    1150 South Olive St., Suite 2700
    Los Angeles, CA 90015
Lawrence B. Fisher 4                                7,500              *
William M. Gallagher 5                            143,781              *
Troy H. Geisser 6                                 104,676              *
John V. Golio 7                                   121,807              *
Steven F. Groth 8                                 118,250              *
William C. MacMillen, Jr. 9                        25,000              *
Michael C. Palitz 10                              585,452            3.1
Thomas F. Robards 11                               11,000              *
Paul R. Sinsheimer 12                             421,595            2.3
H. E. Timanus, Jr. 13                              16,500              *
Stephen D. Weinroth 14                             10,000              *
All directors   and   executive                 1,611,888            8.6
officers as a group (13 persons)15

*   Less than 1% of Common Stock outstanding.

1    Unless otherwise indicated, the address of each person listed  is  c/o
  Financial Federal Corporation, 733 Third Avenue, 7th Floor, New York, New York 10017.

2    Unless otherwise noted, each person listed has the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of, all such shares. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes options that are exercisable or will become exercisable within 60 days of October 22, 2003 and shares of restricted stock.

3    Share ownership as recently communicated by the beneficial owner.

4    Mr.  Fisher's holdings include (i) 2,500 shares of Common  Stock,  and
  (ii) options to purchase 5,000 shares of Common Stock.

5    Mr.  Gallagher's holdings include (i) 105,281 shares of Common  Stock,
  (ii) options to purchase 19,750 shares of Common Stock, and (iii) 18,750 shares of restricted stock that are subject to forfeiture.

6    Mr. Geisser's holdings include (i) 19,676 shares of Common Stock, (ii)
  options to purchase 12,500 shares of Common Stock, and (iii) 72,500 shares of restricted stock that are subject to forfeiture.

7    Mr.  Golio's holdings include (i) 9,432 shares of Common  Stock,  (ii)
  options to purchase 22,375 shares of Common Stock, and (iii) 90,000 shares of restricted stock that are subject to forfeiture.

8    Mr.  Groth's holdings include (i) 15,530 shares of Common Stock,  (ii)
  options to purchase 32,220 shares of Common Stock, and (iii) 70,500 shares of restricted stock that are subject to forfeiture.

9    Mr.  MacMillen's holdings include (i) 20,000 shares of  Common  Stock, and (ii) options to purchase 5,000 shares of Common Stock.

10   Mr. Palitz's holdings include (i) 206,097 shares of Common Stock, (ii)
  options to purchase 5,000 shares of Common Stock, (iii) 373,830 shares of Common Stock held by a corporation owned and controlled by Mr. Palitz, (iv) 225 shares of Common Stock held by Mr. Palitz's wife, as to which shares Mr. Palitz disclaims beneficial ownership, and (v) 300 shares of Common Stock owned by Mr. Palitz's children, as to which shares Mr. Palitz disclaims beneficial ownership.

11   Mr.  Robards' holdings include (i) 1,000 shares of Common  Stock,  and
  (ii) options to purchase 10,000 shares of Common Stock.

12   Mr.  Sinsheimer's holdings include (i) 332,701 shares of Common Stock,
  and  (ii)  88,894  shares  of  restricted  stock  that  are  subject   to
  forfeiture. Mr. Sinsheimer's holdings do not include 118,056 stock units held that do not constitute beneficially owned securities.

13   Mr.  Timanus' holdings include (i) 11,500 shares of Common Stock,  and
  (ii) options to purchase 5,000 shares of Common Stock.

14   Mr.  Weinroth's holdings include options to purchase 10,000 shares  of
  Common Stock.

15   Includes  (i)  1,098,072 shares of Common Stock, options  to  purchase
  126,845 shares of Common Stock, and 340,644 shares of restricted stock that are subject to forfeiture as described in notes 4 through 14 above, as well as (ii) 8,702 shares of Common Stock, options to purchase 15,000 shares of Common Stock, and 22,625 shares of restricted stock that are subject to forfeiture held by executive officers not named in the table.


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and certain beneficial owners of the Company's equity securities (the "Section 16 Reporting Persons") to file reports of holdings of and transactions in the Company's equity securities with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange, Inc., and to furnish the Company with all copies of
Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms that the Company has received, or written representations from the Section 16 Reporting Persons, to the Company's knowledge, all transactions in the Company's equity securities by the Company's Section 16 Reporting Persons during the Company's last fiscal year were reported on-time.


                           ELECTION OF DIRECTORS
                          (Item 1 on Proxy Card)

      The Corporate Governance and Nominating Committee and the Board of Directors have nominated the persons listed below to serve as directors of the Company until the next annual meeting and until their respective successors are elected and qualified, or until their earlier resignation or removal. It is intended that shares represented by proxies solicited by the Board will, unless authority to vote for some or all of the nominees is withheld, be voted in favor of electing as directors the nominees listed below. The Company has no reason to believe any of the nominees will be disqualified or unable or unwilling to serve if elected. However, if any nominee becomes unavailable for any reason, the shares will be voted for another person nominated by the Board, unless the Board by resolution provides for a lesser number of directors. Steven G. Weinroth, whose term as a director expires at the Annual Meeting, will not be standing for re-election.

      The election of the six director nominees requires an affirmative vote by a plurality of votes cast at the meeting of stockholders by the stockholders entitled to vote in the election. Any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote.

      The Board of Directors recommends that stockholders vote "FOR" each of the nominees listed below.

                    Nominees for Election as Directors

      The name, age, principal occupation or employment, and other data regarding each nominee, based on information received from the respective nominees, are set forth below:

      Lawrence B. Fisher, 65, has served as a director of the Company since 1992. Mr. Fisher has been a partner of Orrick, Herrington & Sutcliffe LLP, a law firm, since December 1995. He had previously been a partner of
Kelley Drye & Warren LLP, a law firm, from 1985 to December 1995. He is also a director of National Bank of New York City, a privately owned commercial bank.

      William C. MacMillen, Jr.,90, has served as a director of the Company since 1989. Mr. MacMillen is the President of William C. MacMillen & Co., Inc., an investment banking firm. He served as a director of Republic New York Corporation and Republic National Bank of New York until December 1999 and as a director of Commercial Alliance Corporation, an equipment finance company, from its inception in 1963 to 1984.

      Michael C. Palitz, 45, has served as a director of the Company since July 1996. He is currently a Managing Director of Preston Partners LLC, a Manhattan based merchant banking firm. He is also a director of City and Suburban Financial Corporation. He served as an Executive Vice President of the Company from July 1995 until he resigned as an officer and employee of the Company on March 14, 2003. Mr. Palitz served as a Senior Vice President of the Company from February 1992 to July 1995 and served as a Vice President of the Company from its inception in 1989 to February 1992. He has also served as Treasurer and Assistant Secretary of the Company since its inception in 1989 and as Chief Financial Officer from 1989 through September 2000.

      Thomas F. Robards, 57, has served as a director of the Company since 2000. Mr. Robards is the Chief Financial Officer and a Senior Vice President of the American Museum of Natural History, New York, New York. From April 2000 until September 2002, Mr. Robards was the Chief Financial Officer of Datek Online Holdings Corp., until it was acquired by Ameritrade Holding Corp. From 1976 until December 1999, he was employed by Republic New York Corporation. He served as its Chief Financial Officer from March 1995 through March 1999 and as a director from 1998 until March 1999.

      Paul R. Sinsheimer, 56, has served as Chairman of the Board and Chief Executive Officer of the Company since December 2000, as President of the Company since September 1998, as an Executive Vice President of the Company from its inception in 1989 to September 1998 and as a director of the Company since its inception in 1989. From 1970 to 1989, Mr. Sinsheimer was employed by Commercial Alliance Corporation, where he served in various positions including Executive Vice President.

      H. E. Timanus, Jr., 58, has served as a director of the Company since 1999. Mr. Timanus is the President and Chief Operating Officer of Prosperity Bank, Houston, Texas; Executive Vice President and Chief Operating Officer of Prosperity Bancshares, Inc., Houston, Texas; and Executive Vice President and Chief Operating Officer of Prosperity
Holdings, Inc., Wilmington, Delaware. He was formerly Chairman of the Board and Chief Executive Officer of Heritage Bank, Houston, Texas, which merged into Prosperity Bank; President and Chief Executive Officer of Commercial Bancshares, Inc., Houston, Texas, which merged into Prosperity Bancshares, Inc.; and President and Chief Executive Officer of Heritage
Bancshares, Inc., Wilmington, Delaware, which merged into Prosperity Holdings, Inc. Mr. Timanus began his career with Commercial Bancshares, Inc. in 1982.

                Board of Directors Meetings and Committees

      The Board has established an Executive Committee, currently composed of four directors. The Executive Committee can exercise all of the powers of the Board between meetings of the Board. The current members of the Executive Committee are Messrs. Fisher, Palitz, Robards and Sinsheimer.

      The Board has established an Audit Committee, currently composed of three independent directors. The Audit Committee is responsible for the engagement of the Company's independent public accountants and reviews the scope and timing of their audit services and any other services they are asked to perform, their report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal auditing and financial controls. The Audit Committee operates under a written charter adopted by the Board. The current members of the Audit Committee are Messrs. Robards, Timanus and Weinroth. Upon consideration of the attributes of an audit committee financial expert as set forth in Section 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission, the Board of Directors determined that Mr. Robards possessed these attributes through his experience as Chief Financial Officer of the American Museum of Natural History, Datek Online Holdings Corp. and Republic New York Corporation, and he was designated as the Audit Committee financial expert. Mr. Robards is independent as such term is defined in item 7(d)(3)(iv)(A) of Schedule 14(a) under the Securities Exchange Act of 1934, as amended.

      The Board has established an Executive Compensation and Stock Option Committee, currently composed of four independent directors. The Executive Compensation and Stock Option Committee is responsible for approving appointments and promotions and determining salaries of senior executives of the Company between meetings of the full Board and is responsible for administering the Company's 2001 Management Incentive Plan (the "MIP") and the Amended and Restated 1998 Stock Option/Restricted Stock Plan (the "1998 Plan"). All actions of the Committee with respect to appointments, promotions and determining salaries of senior executive officers, to remain effective, must be ratified by a majority vote of the Board within six months of such action. The current members of the Executive Compensation and Stock Option Committee are Messrs. MacMillen, Robards, Timanus and Weinroth.

      The Board has established a Corporate Governance and Nominating Committee, currently composed of four independent directors. The Corporate Governance and Nominating Committee is responsible for nominating qualified candidates for appointments to the Board, corporate governance issues and establishing the code of ethics for the Company. The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders. The Corporate Governance and Nominating Committee expects to adopt a written charter that will set forth the procedures to be followed by stockholders in submitting such recommendations. The current members of the Corporate Governance and Nominating Committee are Messrs. MacMillen, Robards, Timanus and Weinroth.

      During the Company's fiscal year ended July 31, 2003, the Board of Directors met five times, the Executive Committee met once, the Audit
Committee  met  eight times, the Executive Compensation  and  Stock  Option
Committee met five times and the Corporate Governance and Nominating Committee met once. Each member of the Board attended, either telephonically or in person, at least 90% of the total number of meetings of the Board and its committees of which they were members during such fiscal year. The Board has no other standing committees.

        Compensation Committee Interlocks and Insider Participation

      No interlocking relationships exist between any member of the Executive Compensation and Stock Option Committee and any member of any other company's Board of Directors or compensation committee. Mr. Fisher, a director of the Company, is a partner of the law firm of Orrick, Herrington & Sutcliffe LLP, which has been retained by the Company in connection with certain legal matters.

                         Compensation of Directors

      Directors who are not officers or employees of the Company or any of its subsidiaries receive stipends, as follows:

      1. Annual stipend of $35,000 payable upon their election by the stockholders after the annual meeting of stockholders each year. If a director joins the Board during the year, the stipend will be pro rated.

      2. Additional annual stipend of $5,000 to the Audit Committee chairperson, $3,000 to the Executive Compensation and Stock Option Committee chairperson and $2,000 to the Corporate Governance and Nominating Committee chairperson.

      3.  Additional  stipend  of  $1,000  for  each  Board   meeting
          attended.

      4. Additional stipend of $1,000 for each Committee meeting attended.

      The Company does not have a formal policy of granting stock options to directors. Nevertheless, current directors were each granted a nonqualified stock option, shortly after joining the Board as an outside director, to purchase 5,000 shares of Common Stock at the fair market value on the date of grant. In addition, to more fully align the interests of outside directors with Company stockholders, on April 16, 2003, each outside director was granted a fully vested non-qualified stock option under the 1998 Plan to purchase 5,000 shares of Common Stock at the fair market value on the date of grant. The options are exercisable until April 16, 2008.

      Directors who are officers of the Company receive no additional compensation for attending Board or committee meetings.

                          EXECUTIVE COMPENSATION

                        Summary Compensation Table

      The following table sets forth information concerning the annual and long-term compensation paid to those persons who were, at July 31, 2003, the Chief Executive Officer ("CEO") and the other four most highly compensated executive officers of the Company.

                                                 Annual             Long-term Compensation
                                            Compensation ($)                Awards
                                          ---------------------   --------------------------
                                                                   Restricted    Securities
                                 Fiscal                              Stock       Underlying       All Other
Name and Principal Position(s)    Year     Salary       Bonus     Award (1)($)   Options (#)   Compensation ($)
------------------------------   ------   ---------   ---------   ------------   -----------   ----------------
Paul R. Sinsheimer                2003     750,634     508,375              0            0                0
  CEO, President and              2002     757,350     750,000      6,290,000            0                0
  Director                        2001     750,634     375,000        861,000            0                0

John V. Golio                     2003     303,416           0              0            0                0
  Executive Vice President        2002     307,545           0      2,925,000            0                0
                                  2001     294,582           0        143,500       50,000                0

Steven F. Groth                   2003     293,548           0              0            0                0
  Senior Vice President and       2002     344,608           0      2,340,000            0                0
  Chief Financial Officer         2001     336,741           0         28,700       60,000                0

Troy H. Geisser                   2003     291,135           0              0            0                0
  Senior Vice President           2002     290,254           0      2,340,000            0                0
  and Secretary                   2001     267,690           0        143,500       50,000                0

William M. Gallagher              2003     290,633           0              0            0                0
  Senior Vice President           2002     290,633           0        585,000            0                0
                                  2001     253,133           0         71,750       20,000                0


  (1) Amounts were determined by multiplying the number of shares of restricted stock and stock units granted by the fair market value of the Common Stock on the date of the award. Shares of restricted stock were granted to Mr. Sinsheimer under the MIP as follows: 100,000 in March 2002 and 30,000 in February 2001. Mr. Sinsheimer also received a grant of 100,000 stock units in June 2002 as a supplemental retirement benefit. The stock units will be paid out in the form of an equivalent number of shares of Common Stock reserved for issuance under the 1998 Plan. Shares of restricted stock were granted in March 2002 under the 1998 Plan as follows: Mr. Golio 100,000; Mr. Groth 80,000; Mr. Geisser 80,000 and Mr. Gallagher 20,000. Shares of restricted stock were granted in February 2001 as follows: Mr. Golio 5,000; Mr. Groth 1,000; Mr. Geisser 5,000 and Mr. Gallagher 2,500. The restricted stock and stock units granted in fiscal 2002 vest ratably in annual increments over eight years subject to earlier vesting upon a sale of the Company or qualifying terminations of employment. The restricted stock granted in February 2001 vest ratably in annual increments over four years. If the Company decided to pay dividends on the Common Stock, dividends would be paid to holders of restricted stock. The aggregate holdings of restricted stock and stock units as of July 31, 2003 follow: Mr. Sinsheimer 206,950; Mr. Golio, 90,000; Mr. Groth 70,500; Mr. Geisser 72,500 and Mr. Gallagher 18,750. The values of such restricted stock and stock units as of July 31, 2003 follow: Mr. Sinsheimer $6,270,585; Mr. Golio $2,727,000; Mr. Groth $2,136,150; Mr. Geisser $2,196,750 and
      Mr. Gallagher $568,125.


                     Option Grants In Last Fiscal Year

      No options to purchase Company securities or stock appreciation rights were granted to any of the named executive officers in the last fiscal year.

                               Aggregated Option Exercises In Last Fiscal Year
                                      And Fiscal Year-End Option Values
                                                            Number of
                                                      Securities Underlying        Value of Unexercised
                                                     Unexercised Options Held      In-the-Money Options
                           Shares                      At July 31, 2003 (#)      At July 31, 2003 (1) ($)
                         Acquired on     Value      --------------------------  --------------------------
   Name                  Exercise (#)  Realized($)  Exercisable  Unexercisable  Exercisable  Unexercisable
-----------------------  ------------  -----------  -----------  -------------  -----------  -------------
Paul R. Sinsheimer             11,250      269,561     200,000              0    2,335,000              0
John V. Golio                       0            0      34,750         42,750      291,019        312,544
Steven F. Groth                     0            0      33,886         15,834      373,358        144,941
Troy H. Geisser                     0            0      25,750         44,000      203,444        327,138
William M. Gallagher                0            0      17,500         19,500      158,438        153,058


  (1) Only the value of unexercised, in-the-money options are reported. Value was calculated by (i) subtracting the total exercise price per share from the fiscal year-end value of $30.30 per share and (ii) multiplying by the number of shares subject to the option. All of the options held by the named executive officers at July 31, 2003 were in the money.


      REPORT OF THE EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE

      The Executive Compensation and Stock Option Committee (the "Committee") is pleased to present its report on executive compensation. The Committee is composed of William C. MacMillen, Jr., Thomas F. Robards,
H. E. Timanus, Jr. and Stephen D. Weinroth. Messrs. MacMillen, Robards, Timanus and Weinroth are independent directors of the Company. This report to stockholders presents an overview of the role of the Committee and of the Company's present compensation philosophy. All actions of the Committee with respect to appointments, promotions and determinations of executive officers' salary to remain effective, must be ratified by a majority vote of the Board within six months of such action; and all such actions to date have been so ratified.

      It  is  the  Committee's  philosophy that a  significant  portion  of executive compensation be linked directly to the Company's success in meeting profit, growth and other corporate performance goals, operating efficiencies, success in handling non-performing assets, the Company's overall performance regarding its return on earning assets and average equity, as well as the quality and integrity of the Company's receivables. The Company compensates certain officers through salary, a portion of which may be deferred by agreement between the Company and its officers, and through grants of restricted stock, stock units and stock options. The Committee believes granting restricted stock, stock units and stock options to employees and officers further aligns their objectives with those of the Company and its stockholders. The Committee, in its discretion, determines the proportion of the equity awards to grant to employees and officers in order to maximize long-term incentives.

     The Committee reviews the Company's compensation programs and consults with independent experts from time to time to ensure that the compensation and benefits offered to its executives are competitive and reflect the Company's performance. In order to attract and retain exceptionally high caliber employees and executives, the Company offers competitive salaries and long-term incentives compared to other financial services companies of similar size.

      The Committee's compensation evaluation procedures include reviewing public filings of other financial services companies and performing an informal survey as well as a comparison and review of its competitors and other companies.

      The Committee, in establishing compensation for the CEO, generally used the same criteria as it did for other employees and officers. Competitive CEO pay practices were assessed using proxy statements of a comparison group of publicly traded financial institutions and a report by an independent compensation consultant as well as its proprietary database of compensation survey sources.

                Compensation of the Chief Executive Officer

      The CEO's annual rate of salary for fiscal 2003 was $750,000 and is unchanged as of the date of the mailing of this proxy. The Committee established a target bonus for the first half of fiscal 2003 under the MIP for the CEO consisting of (i) $375,000 and (ii) 50,000 shares of restricted stock (granted in fiscal 2002), each subject to the Company's future performance and accomplishment of performance goals set by the Committee. Based upon the Company's performance and accomplishment of such goals for the first half of fiscal 2003, the actual cash incentive bonus paid to Mr. Sinsheimer under the MIP for the first half of fiscal 2003 was $258,375. Additionally, the performance-based goals were satisfied with respect to 34,450 shares of the 50,000 shares of restricted stock granted in fiscal 2002 and 15,550 shares were forfeited. The 34,450 shares of restricted stock granted in fiscal 2002 are also subject to satisfaction of time-based vesting requirements and vest ratably in annual increments over eight years subject to earlier vesting upon a sale of the Company or qualifying terminations of employment. The Committee did not establish performance goals under the MIP for the CEO for the second half of fiscal 2003. The Committee awarded Mr. Sinsheimer a discretionary cash bonus, outside of the MIP, in the amount of $250,000 for the Company's performance for the second half of fiscal 2003. The discretionary cash bonus was awarded to Mr. Sinsheimer because the Committee recognized the difficult external economic environment the Company operated under and believed that the CEO's performance for the second half of fiscal year 2003 warranted a bonus based on the Company's performance under such adverse circumstances.


     Policy with Respect to Qualifying Compensation for Deductibility

      Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)") limits the deduction allowable to the Company for compensation paid to the CEO and each of the named executive officers listed in the Summary Compensation Table to $1.0 million per individual per fiscal year. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. The Committee's policy is generally to preserve the federal income tax deductibility of compensation paid. The Committee believes that awards to the CEO under the MIP, as previously approved by the stockholders, and its award of options made under the stock option plans for employees, will qualify as performance-based compensation and thereby be excluded from the $1.0 million limitation. Notwithstanding the Committee's desire to generally preserve the federal income tax deductibility of compensation payments, under certain circumstances in the interests of offering competitive compensation, the Committee, in its discretion, may authorize payments that are not deductible under Section 162(m).

      This report is submitted by the members of the Executive Compensation and Stock Option Committee of the Board of Directors:


                         William C. MacMillen, Jr.
                             Thomas F. Robards
                            H. E. Timanus, Jr.
                            Stephen D. Weinroth

                          STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in cumulative total stockholder return on Financial Federal Corporation's Common Stock during the five-year period ending July 31, 2003 with the cumulative total return on the Russell 2000 Index and on the S&P Financial Index. The comparison assumes $100 was invested on July 31, 1998 in each of such indices. Note that historical stock price is not indicative of future stock price performance. All amounts have been calculated as if all dividends were reinvested.

      Financial Federal Corporation's Common Stock listed on the New York Stock Exchange, Inc. on June 22, 1998, and was previously listed on the American Stock Exchange.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                              7/1998  7/1999  7/2000  7/2001  7/2002  7/2003
                              ------  ------  ------  ------  ------  ------
Financial Federal Corporation   $100  $ 92.7  $ 79.6  $106.8  $116.9  $122.1

Russell 2000                     100   107.4   122.2   120.1    98.5   121.3

S&P Financial *                  100   101.5   109.5   120.4   100.8   114.7

    * Copyright 2003, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm


      The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


Graph produced by Research Data Group

                           CERTAIN TRANSACTIONS

      Paul R. Sinsheimer and Michael C. Palitz (including his affiliates), directors of the Company, held $219,939 and $8,859,246, respectively, of the Company's commercial paper at July 31, 2003. Such debt was issued at prevailing interest rates and on customary terms. Mr. Fisher, a director of the Company, is a partner of the law firm of Orrick, Herrington & Sutcliffe LLP, which has been retained by the Company in connection with certain legal matters.


                            CHANGE IN AUDITORS

      On June 6, 2002, the Board of Directors, on the recommendation of the Audit Committee, appointed the firm of KPMG as the Company's independent public accountants for the fiscal year ending July 31, 2002 and dismissed Arthur Andersen LLP ("Andersen") who have subsequently ceased operations. Andersen's report on the financial statements of the Company for fiscal 2001 did not contain any adverse opinion or disclaimer of opinion nor was it in any way qualified or modified as to uncertainty, audit scope or accounting principles.

      The decision to change accountants was recommended by management and approved by the Audit Committee of the Board of Directors and the full Board as well.

      During fiscal 2001, and the interim period preceding the dismissal, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure. The Company has never been advised by Andersen that internal controls necessary for the Company to develop reliable financial statements do not exist or that any information has come to the attention of Andersen which would have caused it not to be able to rely on management's representations or that has made Andersen unwilling to be associated with the financial statements prepared by management. Andersen has not advised the Company of any need to significantly expand the scope of its audit or that information has come to their attention that upon further investigation may materially impact on the fairness or reliability of a previously issued audit report or financial statements issued or which would cause them to be unwilling to rely on management's representations or be associated with the Company's financial statements.

      Andersen has not advised the Company of any information which they concluded materially impacts upon the fairness or reliability of either a previously issued audit report, underlying financial statements or the financial statements issued or to be issued since the last financial statements covered by an audit report.

                          AUDIT COMMITTEE REPORT

      The Audit Committee is composed of Thomas F. Robards, H.E. Timanus, Jr. and Stephen D. Weinroth. Each member of the Audit Committee is independent as currently defined under the New York Stock Exchange listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

      Management is responsible for the Company's internal financial controls and the financial reporting process. The Company's independent public accountants, KPMG, are responsible for performing an independent audit of the Company's consolidated financial statements and to express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company, in conformity with accounting principles generally accepted in the United States. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee pre-approves all work and fees, which are performed by the Company's independent auditors.

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended July 31, 2003, with the Company's management. The Audit Committee has discussed with the Company's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

      The  Company's independent public accountants provided to  the  Audit
Committee the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

      Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended July 31, 2003, for filing with the SEC.

      This report is submitted by the members of the Audit Committee of the Board of Directors:


                             Thomas F. Robards
                             H.E. Timanus, Jr.
                            Stephen D. Weinroth

                         RATIFICATION OF AUDITORS
                          (Item 2 on Proxy Card)

                                  General

      The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of KPMG as the Company's independent public accountants for the fiscal year ending July 31, 2004 and recommends that the stockholders vote "FOR" ratification of such appointment. KPMG has audited the Company's financial statements since June 6, 2002. It is expected that a representative of KPMG will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

      Stockholder ratification of the appointment of KPMG as the Company's independent public accountants is not required by the Company's bylaws or other applicable legal requirement. However, the Board is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the Company's best interests and in the best interests of the Company's stockholders.

      Ratification of the appointment of auditors requires a majority of the votes cast thereon. Abstentions with respect to this proposal have the same effect as a vote against the proposal. Broker non-votes with respect to this proposal will not be counted with regard to this proposal.

                       Principal Accountant and Fees

      For the fiscal years ended July 31, 2003 and 2002 the fees related to services performed by the Company's independent public accountants follow:

                             Current Accountant        Former Accountant
                         ==========================    =================
   Fee Category          Fiscal 2003    Fiscal 2002       Fiscal 2002
   ------------------    -----------    -----------       -----------
   Audit Fees              $240,000        $50,000           $75,000
   Audit-Related Fees             0              0                 0
   Tax Fees                       0              0                 0
   All Other Fees            40,000              0            12,925
                         -----------    -----------       -----------
     Total Fees            $280,000        $50,000           $87,925
                         ===========    ===========       ===========

      Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

      Audit-Related Fees. There were no fees billed in fiscal 2003 and 2002 for assurance and related services that were related to the performance of the audit or review of the Company's consolidated financial statements.

      Tax Fees. There were no fees billed in fiscal 2003 and 2002 for professional services for tax compliance, tax advice and tax planning. In the proxy statement for fiscal 2002, the Company disclosed $50,000 for tax fees; however, KPMG did not perform these services for fiscal 2002 and therefore was not paid a fee.

      All Other Fees. Consists of fees for products and services other than the services reported above. In fiscal 2003, services were provided for an agreed-upon procedures report required by one of the Company's debt agreements.


      The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of KPMG LLP as the Company's independent public accountants.

                           STOCKHOLDER PROPOSALS

      As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the SEC. All proposals of stockholders to be presented for consideration at the Company's next Annual Meeting of Stockholders, expected to be held on December 14, 2004, must be directed to the Secretary of the Company at the Company's principal executive office and, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy for such Annual Meeting in accordance with the rules and regulations of the SEC, must be received on or before July 8, 2004.

      The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Meeting. If you intend to submit a proposal at the Company's next Annual Meeting of Stockholders, which is not eligible for inclusion in the Proxy Statement and form of proxy relating to that meeting, you must do so no later than September 21, 2004. If you fail to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the Company's next Annual Meeting of Stockholders, without any discussion of the matter in the Proxy Statement.


                              OTHER BUSINESS

      As of the date of this Proxy Statement, neither the Company nor the Board of Directors knows of any matters, other than those indicated above, to be presented at the Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote the shares represented by such proxy in accordance with their judgment.


                               ANNUAL REPORT

      THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED JULY 31, 2003 WAS MAILED TOGETHER WITH THE PROXY STATEMENT AND IS AVAILABLE ON THE INTERNET IN THE INVESTOR RELATIONS SECTION OF THE COMPANY'S WEBSITE AT www.financialfederal.com. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED BY CALLING THE COMPANY AT (212) 599-8000. UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY ALSO WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2003 REQUIRED TO BE FILED WITH THE SEC UNDER THE SECURITIES EXCHANGE ACT OF 1934. WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS AT FINANCIAL FEDERAL CORPORATION, 733 THIRD AVENUE, NEW YORK, NY 10017.


                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   Troy H. Geisser
                                   Secretary


DATE:  November 5, 2003

                         FINANCIAL FEDERAL CORPORATION

                                   P R O X Y

      THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 9, 2003

      The undersigned stockholder of Financial Federal Corporation (the "Corporation") hereby appoints Paul R. Sinsheimer and Troy H. Geisser, or either of them, with full power of substitution, as proxies for the undersigned to attend and act for and on behalf of the undersigned at the
Annual Meeting of Stockholders of the Corporation to be held at 270 Park Avenue, New York, New York on December 9, 2003 at 10:00 a.m., and at any adjournment thereof, to the same extent and with the same power as if the undersigned were present in person thereat and with authority to vote and act in such proxyholder's discretion with respect to other matters which may properly come before the Meeting. Such proxyholder is specifically directed to vote or withhold from voting the shares registered in the name of the undersigned as indicated below.

Notes:

(1) This form of proxy must be executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under the corporate seal or by an officer or attorney thereof duly authorized. Joint holders should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If undated, this proxy is deemed to bear that date it was mailed to the stockholder.

(2)  The shares  represented  by this proxy
     will, on a show of hands or any ballot
     that  may be  called for,  be voted or      FINANCIAL FEDERAL CORPORATION
     withheld  from  voting  in  accordance      P.O. BOX 111O2
     with  the  instructions  given  by the      NEW YORK, N.Y. 10203-0102
     stockholder,  in  the  absence  of any
     contrary instructions, this proxy will
     be voted "FOR" the itemized matters.

                                                   (Continued on reverse side)

          Whether or not you plan to attend               [X]
 ----     the meeting, please mark, sign,
|    |    date and return this proxy promptly    Votes must be indicated
 ----     in the envelope provided.              (x) in Black or Blue ink.


The Board of Directors recommends a vote FOR proposals 1 and 2:

1.  ELECTION OF DIRECTORS

   FOR all nominees [ ]   WITHHOLD AUTHORITY to vote     [ ]   *EXCEPTIONS [ ]
   listed below           for all nominees listed below.


Nominees:  Lawrence B. Fisher, William C. MacMillen, Jr., Michael C. Palitz,
           Thomas F. Robards, Paul R. Sinsheimer, H.E. Timanus, Jr. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

                                                    FOR   AGAINST   ABSTAIN

2.  In respect of the resolution on ratifying the
    appointment of KPMG LLP as auditors of the      [ ]     [ ]       [ ]
    Corporation for the fiscal year ending
    ending July 31, 2004.


                           To change your address, please mark this box.   [ ]


                           To include any comments, please mark this box.  [ ]


                       The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

                 Date     Share Owner sign here          Co-Owner sign here
                ------------------------------------    ---------------------
               |        |                           |  |                     |
                ------------------------------------    ---------------------